[Webster Bank Letterhead]

Press Release

Exhibit 99.1

Media Contact Clark Finley 203-578-2287	Investor Contact Terry Mangan 203-578-2318

WEBSTER REPORTS QUARTERLY EARNINGS PER SHARE OF $.81

               SECOND QUARTER TRENDS COMPARED TO PRIOR YEAR:

               •     Commercial loans grow by 12 percent

               •     Deposits grow by 6 percent

               •     Noninterest income increases by 6 percent

               •     Wholesale borrowings decline to 22 percent of assets

WATERBURY, Conn., July 25, 2006 – Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income of $43.1 million in the second quarter compared to $46.3 million a year ago. Net income per diluted share was $.81 compared to $.85 a year ago. For the first six months of 2006, net income was $87.0 million compared to $93.8 million a year ago. Net income per share was $1.63 and $1.73 in the respective periods.

Among the factors impacting the quarter were a change in the timing of dividends from the Federal Home Loan Bank of Boston (FHLB Boston) and the continuing effects of a flattened yield curve. Webster did not record any dividend income on its FHLB Boston investment during the quarter, but the FHLB Boston has indicated that it expects to declare the equivalent of two dividend payments in the third quarter. Earnings for the second quarter of 2006 would have been $.02 per share higher had the dividend been recorded. The flattened yield curve reduced wholesale spread revenues from investment securities activities in the quarter, as the cost of borrowings exceeded the yield on securities and reduced earnings per share by $.01 compared to a favorable wholesale spread contribution of $.13 per share a year ago.

Cash net income, which adds stock-based compensation and intangible amortization expenses back to net income, was $46.9 million, or $.88 per share, compared to $51.1 million, or $.94 per share, in the year-ago quarter. For the first six months, cash net income was $94.9 million, or $1.78 per share, compared to $103.2 million, or $1.90 per share, a year ago.

[Webster Bank Letterhead]

Press Release

“Solid growth in our core franchise activities underscores Webster’s strategic progress,” stated Webster Chairman and Chief Executive Officer James C. Smith. “Double-digit combined growth in commercial and consumer loans, coupled with solid growth in deposits and fees and reductions in securities and borrowings, further strengthens our balance sheet and improves earnings quality. We’re building on our position as the largest independent bank headquartered in New England.”

Commercial loans, including commercial real estate loans, were $5.0 billion at June 30, 2006, up 12 percent from a year ago. Commercial and industrial loans were $3.2 billion, up 14 percent, and commercial real estate loans were $1.8 billion, up 9 percent. Consumer loans, primarily home equity loans and lines, increased 7 percent to $2.9 billion compared to $2.7 billion a year ago. Commercial and consumer loans grew at a combined rate of 10 percent from a year ago while residential loans, which totaled $4.9 billion, grew by 4 percent.

The company also noted that Webster Bank has reached an informal agreement with the Office of the Comptroller of the Currency to address general bank compliance, including bank secrecy act and related money laundering risks, flood acts compliance and the internal audit program. These increased compliance efforts, already well under way and receiving significant management attention, are not expected to have a material impact on Webster’s operations or earnings.

Revenues

Total revenues, consisting of net interest income plus total noninterest income, were $183.9 million in the second quarter compared to $183.5 million a year ago. Net interest income totaled $126.8 million in the second quarter compared to $129.8 million in the year-ago period, a decrease of 2 percent. FHLB Boston’s decision to defer the timing of dividends represented $1.8 million of the decline. Strong growth in higher yielding commercial and consumer loans was offset by reduced wholesale spread revenue from the securities portfolio.

Webster’s net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) was 3.13 percent compared to 3.32 percent in the second quarter of 2005. The net interest margin would have been 4 basis points higher in this quarter had FHLB Boston dividend income been recorded as in prior periods. The decline from a year ago primarily reflects deposit and borrowing costs increasing faster than yields on earning assets due to the flattening of the yield curve.

[Webster Bank Letterhead]

Press Release

Total noninterest income was $57.1 million in the second quarter compared to $53.6 million a year ago, an increase of 6 percent. Deposit service fees totaled $24.2 million and increased 11 percent from a year ago reflecting growth in retail banking activities. Loan and loan servicing fees totaled $9.2 million and increased 26 percent aided by higher levels of line usage fees and prepayment penalties. Wealth management fees totaled $6.9 million and increased 15 percent based on strength in trust fees and investment services revenues. These increases were partially offset by declines of $0.6 million in insurance revenue and $0.5 million in gains on sale of loans.

The provision for credit losses totaled $3.0 million in the second quarter and exceeded net loan charge-offs by $0.5 million. The provision was $2.0 million in the second quarter of 2005, which exceeded net loan charge-offs by $2.3 million as a result of a net loan recovery of $0.3 million in that quarter. The annualized net loan charge-off ratio was 0.08 percent of average loans compared to (0.01) percent in the second quarter a year ago and 0.03 percent for the full year 2005.

Expenses

Total noninterest expenses were $117.3 million in the second quarter compared to $113.5 million a year ago, an increase of 3 percent. Contributing to this increase were ongoing investments in de novo branch expansion, HSA Bank and the higher net cost of our new core systems. Adjusting for these items and non-recurring core infrastructure conversion project charges in the second quarter of 2005, noninterest expenses increased by 2 percent to $107.7 million compared to $105.4 million a year ago. This increase includes new revenue-generating personnel in Webster’s lines of business, the ongoing build-out of the compliance function and other employee-related costs.

Balance Sheet Trends

Total assets were $18.0 billion at June 30, 2006 and increased 3 percent from a year ago. Total loans were $12.7 billion and increased $0.9 billion, or 8 percent, from a year ago while securities totaled $3.4 billion and declined by $0.4 billion, or 11 percent. Deposits were $12.2 billion and increased $0.6 billion, or 6 percent, with contributions from our de novo branching program and ongoing growth in health savings account deposits at HSA Bank.

“Webster continues to deliver sustained organic growth through the strength of our customer relationships,” stated Webster President and Chief Operating Officer William T. Bromage.

[Webster Bank Letterhead]

Press Release

“Our ability to address the totality of customer financial needs in our expanding markets underpins Webster’s future opportunities for growth.”

Demand and NOW deposits each grew by 3 percent compared to a year ago while certificates of deposit balances grew by 16 percent as customers continued to shift balances to this product category. The $0.4 billion reduction in securities compared to a year ago funded $0.3 billion of loan growth in excess of deposit growth and contributed to a $0.2 billion reduction in wholesale borrowings over the past year. As a result, wholesale borrowings declined to 22 percent of total assets at June 30 compared to 24 percent a year ago.

Book value per common share of $31.27 at June 30, 2006 increased from $29.94 a year ago. Tangible book value per share of $18.36 at June 30 increased from $17.18 last year. The ratio of tangible equity to tangible assets increased to 5.48 percent at June 30 compared to 5.38 percent a year ago. Return on average tangible equity was 17.4 percent in the second quarter compared to 20.2 percent a year ago while the cash return on average tangible equity was 18.9 percent and 22.3 percent in the respective periods.

Asset Quality

Nonperforming assets totaled $64.3 million, or 0.36 percent of total assets, at June 30, 2006 compared to $61.9 million, or 0.35 percent, at March 31 and $44.2 million, or 0.25 percent, a year ago.

The allowance for credit losses, which consists of the allowance for loan losses and the reserve for unfunded commitments, was $156.5 million, or 1.23 percent of total loans, at June 30 compared to $154.8 million, or 1.31 percent, a year ago. The ratio of the allowance to nonperforming loans was 253 percent at June 30 compared to 369 percent a year ago.

***

[Webster Bank Letterhead]

Press Release

Webster Financial Corporation is the holding company for Webster Bank, National Association and Webster Insurance. With $18.0 billion in assets, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 160 banking offices, 308 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank.

For more information about Webster, including past press releases and the latest Annual Report, visit the Webster website at www.websteronline.com.

***

Conference Call

A conference call covering Webster’s 2006 second quarter earnings announcement will be held today, Tuesday, July 25, at 11:00 a.m. Eastern Time and may be heard through Webster’s investor relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-3980 or 201-689-8475 internationally. The call will be archived on the website and available for future retrieval.

Forward-looking Statements

Statements in this press release regarding Webster Financial Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statement, see “Forward Looking Statements” in Webster’s Annual Report for 2005. Except as required by law, Webster does not undertake to update any such forward looking information.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. We believe that providing certain non-GAAP financial measures, such as cash basis net income, provides investors with information useful in understanding our financial performance, our performance trends and financial position. A reconciliation of cash basis net income to net income is included in the accompanying financial tables, elsewhere in this report.

WEBSTER FINANCIAL CORPORATION
Selected Financial Highlights (unaudited)

	At or for the Three		At or for the Six
	Months Ended June 30,		Months Ended June 30,
(In thousands, except per share data)	2006	2005	2006	2005

Net income and performance ratios (annualized):

Net income	$43,143	$46,258	$86,995	$93,753
Net income per diluted common share	0.81	0.85	1.63	1.73
Return on average shareholders’ equity	10.34%	11.57%	10.44%	11.85%
Return on average tangible equity	17.44	20.20	17.63	20.74
Return on average assets	0.96	1.07	0.98	1.09
Noninterest income as a percentage of total revenue	31.04	29.24	30.41	29.25
Efficiency ratio (a,d)	63.80	61.86	64.05	60.67

Cash income and performance ratios (annualized) (b):

Net income	$43,143	$46,258	$86,995	$93,753
Stock-based compensation, net of tax	1,408	1,620	2,796	3,023
Intangible amortization, net of tax	2,304	3,256	5,149	6,442

Cash income	46,855	51,134	94,940	103,218

Cash income per diluted common share	0.88	0.94	1.78	1.90
Cash return on average shareholders’ equity	11.22%	12.78%	11.39%	13.04%
Cash return on average tangible equity	18.94	22.33	19.24	22.83
Cash return on average assets	1.05	1.18	1.06	1.20

Asset quality:

Allowance for credit losses	$156,471	$154,822	$156,471	$154,822
Nonperforming assets	64,319	44,241	64,319	44,241
Allowance for credit losses / total loans	1.23%	1.31%	1.23%	1.31%
Net charge-offs (recoveries) / average loans (annualized)	0.08	(0.01)	0.07	0.01
Nonperforming loans / total loans	0.49	0.35	0.49	0.35
Nonperforming assets / total assets	0.36	0.25	0.36	0.25
Allowance for credit losses / nonperforming loans	253.44	369.49	253.44	369.49

Other ratios (annualized):

Tangible capital ratio	5.48%	5.38%	5.48%	5.38%
Shareholders’ equity / total assets	9.13	9.22	9.13	9.22
Interest-rate spread	3.06	3.29	3.13	3.28
Net interest margin	3.13	3.32	3.18	3.32

Share related:

Book value per common share	$31.27	$29.94	$31.27	$29.94
Tangible book value per common share	18.36	17.18	18.36	17.18
Common stock closing price	47.44	46.69	47.44	46.69
Dividends declared per common share	0.27	0.25	0.52	0.48

Common shares issued and outstanding	52,610	53,807	52,610	53,807
Basic shares (average)	52,637	53,618	52,864	53,594
Diluted shares (average)	53,252	54,278	53,468	54,244

Footnotes:

(a)	Noninterest expense as a percentage of net interest income plus noninterest income.

(b)
Cash income represents net income excluding the after tax effects of non-cash charges related to the amortization of intangible assets and stock-based compensation, which includes stock options and restricted stock.

(c)	For purposes of this computation, unrealized gains (losses) are excluded from the average balance for rate calculations.

(d)	Excluding conversion and infrastructure costs, the efficiency ratio would have been 59.95% and 59.39% for the three and six months ended June 30, 2005, respectively.

(e)
Effective December 31, 2005, Webster transferred the portion of the allowance for loan losses related to commercial and consumer lending commitments and letters of credit to the reserve for unfunded credit commitments.

(f)	The recording of the FHLB dividend of $1.8 million in the second quarter of 2006 would have increased the yield by 19 basis points (bp) and improved the wholesale spread from (24) bp to (5) bp.

(g)	Cost of borrowings includes long-term debt such as Trust Preferred Securities and subordinated debt.

Consolidated Statements of Condition (unaudited)

	June 30,	March 31,	June 30,
(In thousands)	2006	2006	2005

Assets:

Cash and due from depository institutions	$327,622	$267,541	$322,376
Short-term investments	59,666	11,889	13,088

Securities:
Trading, at fair value	2,698	1,042	1,409
Available for sale, at fair value	2,317,645	2,472,699	2,649,930
Held-to-maturity securities	1,088,206	1,116,386	1,196,368

Total securities	3,408,549	3,590,127	3,847,707

Loans held for sale	275,240	201,210	245,174

Loans:
Residential mortgages	4,875,134	4,890,887	4,690,318
Commercial	3,160,200	3,038,930	2,781,938
Commercial real estate	1,819,635	1,851,035	1,666,235
Consumer	2,855,558	2,809,785	2,671,197

Total loans	12,710,527	12,590,637	11,809,688
Allowance for loan losses	(147,401)	(146,383)	(154,822)

Loans, net	12,563,126	12,444,254	11,654,866

Accrued interest receivable	85,719	94,602	67,380
Premises and equipment, net	188,125	184,831	171,579
Goodwill and intangible assets	695,014	698,557	708,387
Cash surrender value of life insurance	242,740	240,426	233,129
Prepaid expenses and other assets	176,341	173,749	208,511

Total Assets	$18,022,142	$17,907,186	$17,472,197

Liabilities and Shareholders’ Equity:

Deposits:
Demand deposits	$1,549,051	$1,459,855	$1,509,957
NOW accounts	1,687,297	1,683,677	1,640,692
Money market deposit accounts	1,888,179	1,761,016	1,892,664
Savings accounts	1,954,298	2,004,375	2,284,076
Certificates of deposit	4,447,504	4,392,731	3,830,999
Treasury deposits	690,136	776,623	420,846

Total deposits	12,216,465	12,078,277	11,579,234

Federal Home Loan Bank advances	1,804,140	2,383,118	2,126,437
Securities sold under agreements to repurchase and other short-term debt	1,528,224	1,007,439	1,345,910
Other long-term debt	622,267	631,568	674,117
Reserve for unfunded commitments (e)	9,070	9,574	—
Accrued expenses and other liabilities	187,445	146,871	126,011

Total liabilities	16,367,611	16,256,847	15,851,709

Preferred stock of subsidiary corporation	9,577	9,577	9,577

Shareholders’ equity	1,644,954	1,640,762	1,610,911

Total Liabilities and Shareholders’ Equity	$18,022,142	$17,907,186	$17,472,197

See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2006	2005	2006	2005

Interest income:
Loans	$207,097	$166,967	$402,671	$325,754
Securities and short-term investments	39,134	42,684	80,729	83,583
Loans held for sale	3,317	2,964	6,656	5,696

Total interest income	249,548	212,615	490,056	415,033

Interest expense:
Deposits	72,593	44,099	134,947	79,967
Borrowings	50,150	38,681	98,145	76,999

Total interest expense	122,743	82,780	233,092	156,966

Net interest income	126,805	129,835	256,964	258,067
Provision for credit losses	3,000	2,000	5,000	5,500

Net interest income after provision for credit losses	123,805	127,835	251,964	252,567

Noninterest income:
Deposit service fees	24,150	21,747	46,019	40,876
Insurance revenue	9,988	10,562	20,712	22,364
Loan and loan servicing fees	9,162	7,274	16,986	16,203
Wealth and investment services	6,930	6,028	13,284	11,423
Gain on sale of loans and loan servicing, net	2,538	3,012	5,811	5,548
Increase in cash surrender value of life insurance	2,314	2,302	4,685	4,540
Other	1,284	2,013	3,059	4,256

	56,366	52,938	110,556	105,210
Gain on sale of securities, net	702	710	1,714	1,466

Total noninterest income	57,068	53,648	112,270	106,676

Noninterest expenses:
Compensation and benefits	64,585	57,854	129,588	115,756
Occupancy	11,824	10,810	24,006	21,669
Furniture and equipment	13,962	11,611	27,557	22,409
Intangible amortization	3,544	5,009	7,921	9,911
Marketing	4,292	3,664	7,916	6,947
Professional services	3,464	3,972	7,008	7,742
Conversion and infrastructure costs	—	3,506	—	4,640
Other	15,647	17,079	32,493	32,205

Total noninterest expenses	117,318	113,505	236,489	221,279

Income before income taxes	63,555	67,978	127,745	137,964
Income taxes	20,412	21,720	40,750	44,211

Net income	$43,143	$46,258	$86,995	$93,753

Diluted shares (average)	53,252	54,278	53,468	54,244

Net income per common share:
Basic	$0.82	$0.86	$1.65	$1.75
Diluted	0.81	0.85	1.63	1.73
See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands, except per share data)	2006	2006	2005	2005	2005

Interest income:
Loans	$207,097	$195,574	$187,607	$175,680	$166,967
Securities and short-term investments	39,134	41,595	42,503	43,775	42,684
Loans held for sale	3,317	3,339	3,563	3,686	2,964

Total interest income	249,548	240,508	233,673	223,141	212,615

Interest expense:
Deposits	72,593	62,354	57,132	51,338	44,099
Borrowings	50,150	47,995	46,879	42,191	38,681

Total interest expense	122,743	110,349	104,011	93,529	82,780

Net interest income	126,805	130,159	129,662	129,612	129,835
Provision for credit losses	3,000	2,000	2,000	2,000	2,000

Net interest income after provision for credit losses	123,805	128,159	127,662	127,612	127,835

Noninterest income:
Deposit service fees	24,150	21,869	22,909	22,182	21,747
Insurance revenue	9,988	10,724	10,678	10,973	10,562
Loan and loan servicing fees	9,162	7,824	9,290	7,739	7,274
Wealth and investment services	6,930	6,354	6,174	5,554	6,028
Gain on sale of loans and loan servicing, net	2,538	3,273	2,322	3,703	3,012
Increase in cash surrender value of life insurance	2,314	2,371	2,360	2,341	2,302
Other	1,284	1,775	3,470	2,347	2,013

	56,366	54,190	57,203	54,839	52,938
Gain on sale of securities, net	702	1,012	1,026	1,141	710

Total noninterest income	57,068	55,202	58,229	55,980	53,648

Noninterest expenses:
Compensation and benefits	64,585	65,003	64,905	60,808	57,854
Occupancy	11,824	12,182	11,141	10,482	10,810
Furniture and equipment	13,962	13,595	14,810	13,009	11,611
Intangible amortization	3,544	4,377	5,001	5,001	5,009
Marketing	4,292	3,624	3,981	3,339	3,664
Professional services	3,464	3,544	3,594	3,626	3,972
Conversion and infrastructure costs	—	—	1,281	2,217	3,506
Other	15,647	16,846	14,646	16,450	17,079

Total noninterest expenses	117,318	119,171	119,359	114,932	113,505

Income before income taxes	63,555	64,190	66,532	68,660	67,978
Income taxes	20,412	20,338	21,032	22,058	21,720

Net income	$43,143	$43,852	$45,500	$46,602	$46,258

Diluted shares (average)	53,252	53,703	54,129	54,310	54,278

Net income per common share:
Basic	$0.82	$0.83	$0.85	$0.87	$0.86
Diluted	0.81	0.82	0.84	0.86	0.85
See Selected Financial Highlights for footnotes.

Retail and Wholesale Interest-Rate Spreads (unaudited)

	Three Months Ended
	June	March	December	September	June
	2006	2006	2005	2005	2005

Interest-rate spread
Yield on interest-earning assets	6.11%	5.97%	5.73%	5.55%	5.40%
Cost of interest-bearing liabilities	3.05	2.78	2.55	2.33	2.11

Interest-rate spread	3.06%	3.19%	3.18%	3.22%	3.29%
Net interest margin	3.13	3.24	3.22	3.26	3.32

Retail interest-rate spread
Yield on loans and loans held for sale	6.52%	6.32%	6.02%	5.83%	5.66%
Cost of deposits	2.43	2.16	1.94	1.76	1.57

Spread	4.09%	4.16%	4.08%	4.07%	4.09%

Wholesale interest-rate spread
Yield on securities and short-term investments(f)	4.61%	4.76%	4.75%	4.67%	4.62%
Cost of borrowings(g)	4.85	4.44	4.19	3.84	3.54

Spread(f)	(0.24)%	0.32%	0.56%	0.83%	1.08%

Consolidated Average Statements of Condition (unaudited)

Three Months Ended June 30,	2006			2005
			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate

Assets:
Interest-earning assets:
Loans	$12,625,061	$207,097	6.54%	$11,727,278	$166,968	5.68%
Securities	3,496,863	40,991	4.61 (c)	3,851,741	44,687	4.62 (c)
Loans held for sale	230,268	3,317	5.76	242,351	2,964	4.89
Short-term investments	38,412	407	4.19	13,260	131	3.91

Total interest-earning assets	16,390,604	251,812	6.11	15,834,630	214,750	5.40

Noninterest-earning assets	1,507,337			1,493,233

Total assets	$17,897,941			$17,327,863

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,457,462	$—	—%	$1,451,236	$—	—%
Savings, NOW and money market deposit accounts	5,371,432	22,489	1.68	5,749,931	16,181	1.13
Time deposits	5,147,276	50,104	3.90	4,078,793	27,918	2.75

Total deposits	11,976,170	72,593	2.43	11,279,960	44,099	1.57

Federal Home Loan Bank advances	2,241,811	25,329	4.47	2,210,809	18,160	3.25
Repurchase agreements and other short-term debt	1,230,394	12,606	4.05	1,449,355	9,872	2.69
Other long-term debt	628,735	12,215	7.77	674,178	10,649	6.32

Total borrowings	4,100,940	50,150	4.85	4,334,342	38,681	3.54

Total interest-bearing liabilities	16,077,110	122,743	3.05	15,614,302	82,780	2.11

Noninterest-bearing liabilities	141,469			104,104

Total liabilities	16,218,579			15,718,406

Preferred stock of subsidiary corporation	9,577			9,577

Shareholders’ equity	1,669,785			1,599,880

Total liabilities and shareholders’ equity	$17,897,941			$17,327,863

		129,069			131,970
Less: tax-equivalent adjustment		(2,264)			(2,135)

Net interest income		$126,805			$129,835

Interest-rate spread			3.06%			3.29%

Net interest margin			3.13%			3.32%

See Selected Financial Highlights for footnotes.

Consolidated Average Statements of Condition (unaudited)

Six Months Ended June 30,	2006			2005
			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate

Assets:
Interest-earning assets:
Loans	$12,509,184	$402,671	6.44%	$11,706,386	$325,755	5.56%
Securities	3,563,554	84,810	4.70 (c)	3,801,582	87,376	4.58 (c)
Loans held for sale	229,486	6,656	5.80	228,230	5,696	4.99
Short-term investments	26,861	519	3.84	20,020	273	2.71

Total interest-earning assets	16,329,085	494,656	6.04	15,756,218	419,100	5.31

Noninterest-earning assets	1,504,001			1,447,520

Total assets	$17,833,086			$17,203,738

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,454,585	$—	—%	$1,398,593	$—	—%
Savings, NOW and money market deposit accounts	5,340,529	42,297	1.60	5,677,509	29,140	1.04
Time deposits	5,027,758	92,650	3.72	3,886,783	50,827	2.64

Total deposits	11,822,872	134,947	2.30	10,962,885	79,967	1.47

Federal Home Loan Bank advances	2,319,410	49,825	4.27	2,308,437	36,747	3.17
Repurchase agreements and other short-term debt	1,259,585	24,436	3.86	1,553,899	19,415	2.49
Other long-term debt	634,736	23,884	7.53	677,630	20,837	6.15

Total borrowings	4,213,731	98,145	4.64	4,539,966	76,999	3.38

Total interest-bearing liabilities	16,036,603	233,092	2.91	15,502,851	156,966	2.03

Noninterest-bearing liabilities	120,349			108,370

Total liabilities	16,156,952			15,611,221

Preferred stock of subsidiary corporation	9,577			9,577

Shareholders’ equity	1,666,557			1,582,940

Total liabilities and shareholders’ equity	$17,833,086			$17,203,738

		261,564			262,134
Less: tax-equivalent adjustment		(4,600)			(4,067)

Net interest income		$256,964			$258,067

Interest-rate spread			3.13%			3.28%

Net interest margin			3.18%			3.32%

See Selected Financial Highlights for footnotes.

	At or for the Three Months Ended
(Unaudited)	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands)	2006	2006	2005	2005	2005

Asset Quality

Nonperforming loans:
Commercial:
Commercial	$25,052	$20,721	$32,678	$27,544	$19,073
Equipment financing	2,693	2,864	3,065	3,209	3,466

Total commercial	27,745	23,585	35,743	30,753	22,539

Commercial real estate	23,711	24,012	22,678	19,650	11,654
Residential	7,218	8,891	6,979	6,436	6,690
Consumer	3,065	2,875	1,829	1,699	1,019

Total nonperforming loans	61,739	59,363	67,229	58,538	41,902

Loans held for sale	—	—	—	181	—

Other real estate owned and repossessed assets:
Commercial	2,254	1,712	5,126	1,408	2,217
Residential	316	456	232	218	112
Consumer	10	361	427	10	10

Total other real estate owned and repossessed assets	2,580	2,529	5,785	1,636	2,339

Total nonperforming assets	$64,319	$61,892	$73,014	$60,355	$44,241

Allowance for Credit Losses

Beginning balance	$155,957	$155,632	$155,052	$154,822	$152,519
Provision	3,000	2,000	2,000	2,000	2,000

Charge-offs:
Commercial	2,775	1,629	3,272	2,204	1,432
Residential	65	75	110	378	178
Consumer	239	362	153	137	201

Total charge-offs	3,079	2,066	3,535	2,719	1,811
Recoveries	(593)	(391)	(2,115)	(949)	(2,114)

Net loan charge-offs (recoveries)	2,486	1,675	1,420	1,770	(303)

Ending balance	$156,471	$155,957	$155,632	$155,052	$154,822

Components: (e)
Allowance for loan losses	$147,401	$146,383	$146,486	$155,052	$154,822
Reserve for unfunded credit commitments	9,070	9,574	9,146	—	—

Allowance for credit losses	$156,471	$155,957	$155,632	$155,052	$154,822

Asset Quality Ratios:

Allowance for loan losses / total loans	1.16%	1.16%	1.19%	1.27%	1.31%
Allowance for credit losses / total loans	1.23	1.24	1.27	1.27	1.31
Net charge-offs (recoveries)/ average loans (annualized)	0.08	0.05	0.05	0.06	(0.01)
Nonperforming loans / total loans	0.49	0.47	0.55	0.48	0.35
Nonperforming assets / total assets	0.36	0.35	0.41	0.34	0.25
Allowance for credit losses / nonperforming loans	253.44	262.72	231.50	264.87	369.49
See Selected Financial Highlights for footnotes.